Execution Copy LIMITED CONSENT, FOURTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT This Limited Consent, Fourth Amendment to Credit Agreement and Amendment to Security Agreement, dated as of March 11, 2025 (this "Amendment"), is among Vera Bradley Designs, Inc., as a Borrower, the other Borrowers party hereto, the other Loan Parties party hereto, the Lenders party hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. RECITAL A. Vera Bradley Designs, Inc., the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, are parties to a Credit Agreement dated as of September 7, 2018, as amended by a certain First Amendment to Credit Agreement dated June 19, 2019, by a certain Second Amendment to Credit Agreement dated July 16, 2019 and by a certain Third Amendment to Credit Agreement dated August 3, 2023 (as amended, and as it may be further amended or modified from time to time, the “Credit Agreement”). Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. B. The Loan Parties and JPMorgan Chase Bank, N.A., as Administrative Agent, are parties to a Pledge and Security Agreement dated as of September 7, 2018 (as amended or modified from time to time, the “Security Agreement”). C. The Loan Parties have requested an amendment of the Credit Agreement and the Security Agreement as set forth herein, and the Lenders are willing to do so in accordance with the terms hereof. TERMS In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows: ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT AND SECURITY AGREEMENT Upon the satisfaction of the conditions specified in Article 3 hereof, the Credit Agreement and Security Agreement are amended as of the date hereof as follows: 1.1 The definition of “Additional Reporting Period” in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows: “Additional Reporting Period” means the period beginning on the date that Availability is less than $25,000,000 at any time, and continuing even if Availability is equal to greater than $25,000,000 thereafter; provided that, if the Fixed Charge Coverage Ratio is greater than 1.0:1.0 for two consecutive fiscal quarters ending after the first fiscal quarter of the 2026 fiscal year, then “Additional Reporting Period” means the period beginning on the date that Availability is less than the greater of (i) $10,000,000, and (ii) 12.5% of the Aggregate Revolving Commitment, and ending on the date that Availability has been greater than the foregoing threshold for 60 consecutive days, subject to reinstatement. 1.2 Each reference in Sections 5.06 and 5.12 of the Credit Agreement to “12.5% of the Aggregate Revolving Commitment” is replaced with “$25,000,000 at any time, and continuing even if Exhibit 10.16 2 Availability is equal to greater than $25,000,000 thereafter (or, if the Fixed Charge Coverage Ratio is greater than 1.0:1.0 for two consecutive fiscal quarters ending after the first fiscal quarter of the 2026 fiscal year, then less than 12.5% of the Aggregate Revolving Commitment)”. 1.3 Section 6.12(a) of the Credit Agreement is amended and restated in its entirety as follows: (a) Fixed Charge Coverage Ratio. (i) The Borrowers will not permit the Fixed Charge Coverage Ratio, as of the end of any fiscal month of Holdings, commencing with the fiscal month for which the Administrative Agent has received financial statements ending immediately preceding the date on which (x) there is an Event of Default, or (y) the Borrowers’ Availability is less than $25,000,000 at any time, to be less than 1.0 to 1.0, and such covenant shall continue to be in effect even if there is no Event of Default and Availability is equal to greater than $25,000,000 thereafter. (ii) If the Fixed Charge Coverage Ratio is greater than 1.0:1.0 for two consecutive fiscal quarters ending after the first fiscal quarter of the 2026 fiscal year, then this clause 6.12(a)(ii) shall be in effect (and 6.12(a)(i) shall not be in effect). The Borrowers will not permit the Fixed Charge Coverage Ratio, as of the end of any fiscal month of Holdings, commencing with the fiscal month for which the Administrative Agent has received financial statements ending immediately preceding the date on which (A) there is an Event of Default, or (B) the Borrowers’ Availability is less than the greater of (1) $9,375,000, and (2) 12.5% of the lesser of (x) the Aggregate Revolving Commitment, and (y) the Borrowing Base, to be less than 1.0 to 1.0. Once the covenant under this clause 6.12(a)(ii) is in effect, compliance with such covenant will be discontinued on the day immediately succeeding the last day of the fiscal month which includes the 60th consecutive day on which the Borrowers’ Availability remains in excess of 12.5% of the Revolving Commitment, provided that (A) no Default shall have occurred and be continuing as of such day and (B) such covenant may not be discontinued pursuant to this sentence more than five (5) times during the term of this Agreement. 1.4 The definition of “Cash Dominion Period” in Section 1.3 of the Security Agreement is amended and restated in its entirety as follows: “Cash Dominion Period” means any period when any Default exists and any other period beginning on the date that Availability is less than $25,000,000 at any time, and continuing even if Availability is equal to greater than $25,000,000 thereafter. For all purposes of the Credit Agreement, cash dominion shall be deemed to be in effect during any Cash Dominion Period. ARTICLE 2. CONSENT; RELEASE. 2.1 On or about the date hereof, VB Holdings and CG desire to enter into that certain Interest Purchase Agreement by and among Project Aster Acquisition, LLC (“Buyer”), VB Holdings and CG in the form of Exhibit A hereto (the “CG Interest Purchase Agreement”), pursuant to which VB Holdings will sell 100% of the Equity Interests of CG (the “CG Membership Interests”) to the Buyer (the “CG Sale”). In reliance upon the representations, warranties and covenants of the Loan Parties contained herein and subject to the satisfaction of the conditions set forth in Section 2.2 and Article V hereof and otherwise herein, (a) the Administrative Agent and the Lenders signatory hereto hereby irrevocably consent to the CG Sale pursuant to the CG Interest Purchase Agreement and (b) the Administrative Agent and Lenders hereby further agree that the net proceeds received by VB Holdings or any other Loan Party with respect to the CG Sale (but not any other sale, transfer, lease or other disposition) shall not be subject 3 to the prepayment requirements of Section 2.11 of the Credit Agreement. The Loan Parties shall not amend, supplement or otherwise modify the CG Interest Purchase Agreement without the prior written consent of the Administrative Agent. 2.2 Among other conditions herein, the consent by the Lenders to the CG Sale is subject to each of the following, and the Loan Parties hereby represent to, and agree with, the Lenders as to each of the following: (i) no Default exists at the time of the CG Sale, no Default would be caused by the CG Sale and the CG Sale occurs on or before February 15, 2025; (ii) a correct and complete final copy of the Interest Purchase Agreement is attached hereto as Schedule 6.05, and the Interest Purchase Agreement has not been, and will not be, amended or otherwise modified without the consent of the Administrative Agent; (iii) the representations and warranties of the Loan Parties in this Amendment shall be true and correct and (iv) the Loan Parties have not sold or otherwise transferred any assets to CG, nor made any loan, advance or other investment in CG, since the date of the most recent financial statements of the Loan Parties delivered to the Administrative Agent pursuant to Section 5.01(b) of the Credit Agreement, and will not sell or otherwise transfer any assets to CG, nor make any loan, advance or other investment in CG. 2.3 As of the Closing (as defined in the CG Interest Purchase Agreement), Administrative Agent and Lenders agree that: (i) CG shall be irrevocably released from each of the Loan Documents and shall cease to be a “Borrower,” “Loan Guarantor”, “Grantor” or any other defined term used to refer to CG thereunder. (ii) All Liens, claims, security interests, financing statements, intellectual property security agreements, encumbrances, pledges and other collateral interests against all properties and assets of CG (including, without limitation, the Collateral of CG) and the Equity Interests of CG owned by VB Holdings (the “CG Membership Interests”) in favor of Administrative Agent, for the benefit of the Lenders, or any Lender, under the Loan Documents shall automatically terminate and be satisfied, released and forever discharged. The Administrative Agent hereby authorizes the Borrowers or any of their agents, attorneys or designees to file and/or deliver to the appropriate parties, UCC termination statements and any other releases pertaining to the Liens and security interests of the Administrative Agent and/or Lenders in the property and assets of CG and the CG Membership Interests and agree to promptly execute and deliver to the Borrowers or any of their agents, attorneys or designees any other documents as the Borrowers reasonably request from time to time to evidence the foregoing. 2.4 The Loan Parties agree to promptly notify the Administrative Agent upon the Closing of the CG Sale. The Loan Parties hereby acknowledge and agree that the Administrative Agent will not release its security interests in any Collateral (including the sale proceeds of the CG Sale) other than the assets owned by CG as specifically set forth herein (subject to the terms hereof) and the CG Membership Interests, and its security interests with respect to each of the other Loan Parties shall continue in full force and effect in accordance with the Loan Documents following consummation of the CG Sale. ARTICLE 3. REPRESENTATIONS. In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party represents and warrants to each Lender and the Administrative Agent, that the following statements are true, correct and complete or shall be true, correct and complete at the time specified therein: 4 3.1 The execution, delivery and performance of this Amendment are within its powers and have been duly authorized by it. 3.2 This Amendment is the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. 3.3 After giving effect to the amendments herein contained the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects), and no Default exists or has occurred and is continuing on the date hereof. ARTICLE 5. CONDITIONS PRECEDENT. This Amendment shall be effective as of the date hereof when each of the following is satisfied: 5.1 This Amendment shall be executed by each of the Borrowers, the other Loan Parties, the Lenders, and the Administrative Agent. 5.2 The Administrative Agent shall have received an executed copy of the CG Interest Purchase Agreement. 5.3 The representations and warranties of the Loan Parties herein shall be true, correct and complete 5.4 The Administrative Agent shall have received and be reasonably satisfied with such other agreements, instruments and documents, and the Borrowers shall have satisfied such other conditions, as the Administrative Agent may have reasonably requested. ARTICLE 6. MISCELLANEOUS. 6.1 References in the Loan Documents to the Credit Agreement and the Security Agreement shall be deemed to be references to the Credit Agreement and the Security Agreement, as applicable, as amended hereby and as further amended from time to time. This Amendment is a Loan Document and is subject to various terms of the Credit Agreement, including without limitation Sections 9.06(b), 9.07, 9.09 and 9.10. 6.2 Except as expressly amended hereby, each Loan Party agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Except as expressly set forth herein, all rights, powers, privileges and remedies of the Administrative Agent and the Lenders and all obligations of the Loan Parties, shall remain in full force and effect. Each of the Loan Parties acknowledges, ratifies, confirms and reaffirms its grant of Liens on its properties and assets pursuant to the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of the Secured Obligations. Each Loan Party acknowledges and agrees that each of the Administrative Agent, the Issuing Bank, each Lender and each Related Party of any of the foregoing Persons has properly performed and satisfied in a

5 timely manner all of its obligations to each Loan Party under or in connection with the Loan Documents and the transactions related thereto, all actions taken by the Administrative Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Documents and they are not aware of any currently existing claims or causes of action against the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing Persons under or in connection with the Loan Documents or any of the transactions related thereto. 6.3 This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Exhibit A See attached CG Interest Purchase Agreement